Exhibit 10.1

Date: 16th day of July 2011

Agribusiness Development Agreement

by and between

STEVIA CORP.
as Grower

and

AGRO GENESIS PTE LTD
as Technical Provider

relating to

Stevia Cultivation in Vietnam
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THIS AGREEMENT is made and entered into on the 16th day of July 2011 ("Effective
Date")

BETWEEN:

     STEVIA CORP., a publicly traded corporation (OTCBB: STEV) organized under the laws of the State of Nevada of the United States, whose corporate headquarters is located at 7117 US 31 S. Indianapolis, IN 46227 USA ("COMPANY")

     and

     AGRO GENESIS PTE. LTD., a corporation with company registration number 200508725H organised under the laws of Singapore, having its registered office address at 20 Ang Mo Kio Industrial Park 2A, AMK TechLink #05-04, Singapore 567761 ("AGPL")

WHEREAS:

(A) Company is a farm management company with a strong focus on stevia agronomics from plant breeding to good agricultural practices to post-harvest techniques and Company plans to invest heavily in research and development and intellectual property acquisition and provide farm management services to contract growers and other industry growers; and

(A) AGPL is a science-based agribusiness company with substantial crop growing expertise that has developed and patented plant production technology and provides innovative products and consulting services; and

(B) Company wishes to engage AGPL as its primary technology partner to develop technology and solutions for stevia growing and leaf production; and

(C) AGPL has provided a development proposal and both Parties have mutually agreed to the Objectives, Roles, Approach, Deliverables, Timetable and Budget as set out in "APPENDIX A" hereinafter referred to as the "PROJECT".

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. INTERPRETATION

1.1 DEFINITIONS

In this Agreement, unless the context otherwise requires:

"Business Day" means a day, other than a Saturday or Sunday, on which banks are open for ordinary banking business in Singapore.

"Companies Act" means the Singapore Companies Act.

"Parties" means, collectively, the Company and AGPL, and the term "Party" shall refer to either of them as the context may require.

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"Year" means any reference to a "year" is to that year in accordance with the
Gregorian calendar.

"USD" means the United States dollar.

"SGD" means the Singapore dollar.

In this Agreement where the context admits:

(A) "subsidiary", "affiliate" and "holding company" shall have the same respective meanings as in the Companies Act and "Subsidiary" shall mean a subsidiary of the Company; and

(B) references to, or to any provision of, any treaty, statute, directive, regulation, decision, order, instrument, by-law, or any other law of, or having effect in, any jurisdiction ("Laws") shall he construed also as references to all other Laws made under the Law referred to, and to all such Laws as for the time being amended, reenacted (with or without amendment), consolidated or replaced or as their application is modified by other Laws from time to time; and

(C) references to clauses, appendixes and schedules are references to the clauses and appendixes of and schedules to this Agreement and references to this Agreement include the appendixes, schedules and the Agreed Form documents; and

(D) references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include each other such gender; and

(E) "person" includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality; and

(F)  "company" includes any body corporate.

1.2 HEADINGS

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.3 APPENDIXES & SCHEDULES

Each of the appendixes and schedules shall have effect as if set out herein.

2. ENGAGEMENT

2.1 Company agrees to engage AGPL to manage the Project based on Singapore Dollars.

2.2 The Project will initially focus on stevia development in Vietnam but may be amended from time to time to include other locations and countries as mutually agreed by both Parties.

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2.3 The Project's geographic scope is limited to the existing contracted grower regions in Vietnam surrounding Hanoi and Vinh. Expansion to new geographic regions under new contracted growers will require a supplement to the Project's scope and a revised budget. Such proposed expansion and revised budget shall only be approved by mutual agreement of both Parties.

3. BUDGET, PAYMENTS & STAFFING

3.1 The Project budget is composed of two parts; Consulting Fee and Expenses. The Consulting Fee is a fixed SGD amount and shall be paid to AGPL as set out in APPENDIX A. Expenses are USD estimates and shall be managed, approved and paid by the Company. All proposed expenditures must be submitted to the Company accountant for approval. All cost overruns must be approved by the Company President. When possible, payment will be made directly to the provider by Company. When not possible and AGPL submits reimbursement claims for expenses incurred on behalf of the Project, AGPL must provide supporting documentation satisfactory to the Company evidencing the expenses.

3.2 AGPL shall provide certain staff as set forth in APPENDIX A. The Company shall hire the additional workers necessary to complete the Project. The Company shall assign such Project workers to work under the direction of AGPL, The Company shall make best efforts to involve AGPL in the hiring process of workers to support the Project and AGPL shall make best efforts to participate in the hiring process. The process of hiring and on- the-job orientation and the respective roles of each Party to support this process shall be mutually agreed upon.

3.3 When directing Company assigned Project staff, AGPL shall comply strictly with all applicable requirements relating to occupational safety and health legislation or similar laws in the country of operations, and the relevant rules and regulations thereunder. In addition, the AGPL shall strive to incorporate higher international standards where applicable and appropriate and not in conflict with local rules and regulations.

4. RELATIONSHIP OF THE PARTIES

4.1 Nothing in this Agreement shall constitute, or be deemed to constitute a partnership between the parties, nor except as expressly provided, shall it constitute, or be deemed to constitute, any party as the agent of any other party for any purpose..

4.2 Subject to any express provisions to the contrary in this Agreement, neither Party shall have the right or authority to and shall not do any act, enter into any contract, make any representation, give any warranty, incur any liability, assume any obligation, whether express or implied, of any kind on behalf of the other Party or bind the other Party in any way.

5. TECHNOLOGY & PATENT DEVELOPMENT

5.1 All technology-related patents (e.g. new varieties, cultivation programme, harvest and post-harvest process) resulting from the Project will be co-owned by AGPL and the Company. The Company shall have the right of first offer for the use and distribution rights of yielded patents resulting from the Project.

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6. EXCLUSIVE DISTRIBUTION RIGHTS & COMMISSION

6.1 The Company will be the exclusive distributor for AGPL's g'farm system (as more fully described in APPENDIX B) for stevia growing resulting from the Project. AGPL will be the exclusive technology partner to support the distribution.

6.2 AGPL will be paid a commission for the sales of crops from cropping systems for intercrops and follow crops resulting from the Project as set out in
SCHEDULE 1.

7. CONFIDENTIALITY

7.1 Subject to the provisions of clauses 7.2 and 7.3, each party:

(A) shall treat as strictly confidential and use solely for the purposes contemplated by this Agreement all information, whether technical or commercial, obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations relating to, or the provisions or subject matter of, this Agreement or any other party to it ("confidential information");

(B) shall not, except with the prior written consent of the party from whom the confidential information was obtained publish or otherwise disclose to any person any confidential information except for the purposes contemplated by this Agreement; and

(C) where any of the confidential information IS also privileged, the waiver of such privilege is limited to the purposes of this agreement and does not and is not intended to result in any wider waiver of the privilege and each party shall take all reasonable steps to protect the privilege of the other party in its respective confidential information and shall advice the other party promptly in writing if any step is taken by any other person to obtain any privileged confidential information of the other party.

7.2 PERMITTED DISCLOSURES

Each party may disclose confidential information which would otherwise be subject to clause 7.1 if, and only to the extent that it can demonstrate that:

(A) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it, wherever situated, and whether or not the requirement has the force of law;

(B) the confidential information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from the other party;

(C) the confidential information has come into the public domain other than through its fault or the fault of any person to whom the confidential information has been disclosed in accordance with clause 7.1;

provided that any such disclosure shall not be made without prior consultation with the party from whom the confidential information was obtained.

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7.3 DISCLOSURES TO CERTAIN PARTIES

Each party may for the purposes contemplated by this Agreement disclose confidential information to the following persons or any of them, provided that a written confidentiality undertaking in a form equivalent to clause 7.1 has been obtained from such person:

(A)  its professional advisers, auditors, bankers and insurers, acting as such;
     and

(B)  its directors, officers, senior employees and sub-contractors.

7.4 SURVIVAL OF RESTRICTIONS

The restrictions contained in this clause shall survive the termination of this Agreement and shall continue for two years from the date of termination.

8. WARRANTIES

The Company hereby separately represents warrants and undertakes for itself to and with AGPL and its successors in title as follows:

(A) The Company has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement; and

(B) There is no provision of any existing contract, agreement or instrument binding the Company which has been or would be contravened by the execution and delivery of this Agreement or by the performance or observance by the Company of any of the terms hereof.

AGPL hereby separately represents warrants and undertakes for itself to and with the Company and its successors in title as follows:

(A) AGPL has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement; and

(B) There is no provision of any existing contract, agreement or instrument binding AGPL which has been or would be contravened by the execution and delivery of this Agreement or by the performance or observance by AGPL of any of the terms hereof.

9. TERM AND TERMINATION

9.1 This Agreement shall come into force on the Effective Date and, subject to earlier termination, shall continue in force for a period of two (2) years ("Term") and shall be extended to be consistent with any future amended Project and its mutually agreed upon time frame ("Extended Term").

9.2 Either Party may terminate this Agreement forthwith by giving written notice to the other in any of the following events:

(A) if the other Party commits any material breach of any of the terms and conditions of this Agreement and fails to remedy that breach (if capable of remedy) within one month after notice from the other Party requiring it to be remedied and giving full particulars of the breach; or

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(B)  if the other Party has a winding up petition presented against it or enters into liquidation whether compulsory or voluntary (except for the purposes of bona fide reconstruction or amalgamation with the prior approval of the other Party), or compounds with or makes any arrangement with its creditors or makes a general assignment for the benefit of its creditors, or if it has a receiver, manager, administrative receiver or administrator appointed over the whole or substantially the whole of its undertaking or assets, or if it has an administration petition presented or administration application made against it or a notice of intention to appoint an administrator has been given to any person or if it ceases or threatens to cease to carry on its business, or makes any material change in its business, or if it suffers any analogous process under any foreign law.

9.3 CONSEQUENCES OF TERMINATION

Upon termination in accordance with this clause 9 or clause 13.4:

(A) the rights and obligations of the Parties under this Agreement shall terminate and be of no future effect, except that clauses 1, 5, 7 and 12 shall remain in full force and effect;

(B) any rights or obligations to which any of the Parties to this Agreement may be entitled or be subject before such termination shall remain in full force and effect;

(C) termination shall not affect or prejudice any right to damages or other remedy which the terminating Party may have in respect of the event which gave rise to the termination or any other right to damages or other remedy which any Party may have in respect of any breach of this Agreement which existed at or before the date of termination.

10. LIMITATION OF LIABILITY

10.1 The provisions of this clause 10 set out the entire financial liability of AGPL (including any liability for the acts or omissions of its employees, agents and sub-contractors) to the Company in respect of:

(A)  any breach of this Agreement; and

(B) any representation, statement or tortuous act or omission including negligence arising under or in connection with this Agreement;

(C) Product liability (for the purposes of this clause 10, Product shall refer to those agricultural products used by the Project and supplied by Agra Genesis), Product safety only as it pertains to any specific act of negligence traceable to AGPL;

(D) voluntary or involuntary recall of AGPL Products only as it pertains to any specific act of negligence traceable to AGPL;

10.2 All warranties, conditions and other terms implied by statute or common law are to the fullest extent permitted by law, excluded from the terms of this Agreement.

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11. PROVISIONS RELATING TO THIS AGREEMENT

11.1 ASSIGNMENT

Either party may at any time with the prior written consent of the other party, (such consent not to be unreasonably withheld or delayed) assign all or any part of its rights and benefits under this Agreement provided that no consent shall be required for such an assignment to any Affiliate of either party so long as the assignment does not result in a change to the conditions of the agreement in any way.

11.2 ENTIRE AGREEMENT

(A) This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations. warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter, and can be amended only by written agreement amongst the Parties.

(B) The Parties acknowledge that they have not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement and, having negotiated and freely entered into this Agreement, agree that they shall have no remedy in respect of any other such representation or warranty except in the case of fraud. The Parties acknowledge that their legal advisers have explained to them the effect of this clause.

(C) No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

11.3 RIGHTS ETC CUMULATIVE AND OTHER MATTERS

(A) The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

(B) No failure to exercise nor any delay in exercising by any party to this Agreement of any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof in whole or in part.

(C) No single or partial exercise of any right, power privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, powers, privilege or remedy.

11.4 COSTS

Subject to any express provisions to the contrary each party to this Agreement shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this Agreement.

11.5 INVALIDITY

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not

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be affected, and the legality, validity and enforceability of the whole of this
Agreement in any other jurisdiction shall not be affected.

11.6 COUNTERPARTS

This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any Party may enter into this Agreement by signing any such counterpart.

11.7 NOTICES

(A) Any notice (which term shall in this clause include any other communication) required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language.

(B) Any such notice shall be addressed as provided in clause 11.8(C) and may be:

     (1) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address if it is delivered not later than 17.00 hours on a Business Day, or, if it is delivered later than 17.00 hours on a Business Day or at any time on a day which is not a Business Day, at 09.00 hours on the next Business Day; or

     (2) if within USA, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

     (3) if from or to any place outside USA, sent by pre-paid airmail, or by air courier in which case it shall be deemed to have been given seven Business Days after the date of posting in the case of airmail or two Business Days after delivery to the courier, in the case of air courier;

     (4) sent by facsimile, in which case it shall be deemed to have been given when dispatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice dispatched by facsimile after 17.00 hours on any Business Day or at any time on a day which is not a Business Day shall be deemed to have been given at
          09.00 on the next Business Day; or

     (5) sent by electronic mail, in which case, it shall be deemed to be given when received but subject to the same provisions regarding receipt after 17.00 hours as apply to notices sent by facsimile;

(C) The addresses and other details of the parties referred to in clause 11.8(B) are, subject to clause 11.8(D):

     Name:                 Stevia Corp.
                           For the attention of: George Blankenbaker, President
     Address:              7117 US 31 S
                           Indianapolis, IN 46227 USA
     Facsimile number:     +(1) 317-536-3222
     E-mail address:       george@stevia.co

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     Name:                 Agro Genesis Pte. Ltd.
                           For the attention of: Dr. Sung Do Song, Director
     Address:              20 Ang Mo Kio Industrial Park 2A
                           AMK TechLink #05-04
                           Singapore 567761
     Facsimile number:     +(65) 6733-0967
     E-mail address:       agro@agro-genesis.com

(D) Any Party to this Agreement may notify the other party of any change to the address or any of the other details specified in clause 11.8(C), provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

12. LAW AND JURISDICTION

12.1 SINGAPORE LAW

This Agreement shall be governed by, and construed in accordance with, Singapore law.

12.2 JURISDICTION

In relation to any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings"), each of the Parties irrevocably submits to the non-exclusive jurisdiction of the Singapore courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

12.3 ARBITRATION

(A) Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination and regardless of the nature of such dispute or difference, shall be referred to and finally resolved by arbitration under the Singapore International Arbitration Centre which Rules are deemed to be incorporated by reference into this Clause, and:

     (1) the number of arbitrators shall be three, one of whom shall be appointed by the Party asserting a claim against the other Party, one of whom shall be appointed by the Party against whom a claim has been asserted, and the third of whom shall be selected by mutual agreement, if possible, within thirty days of the selection of the second arbitrator and failing which by the administering authority. In the event the Party against whom a claim has been asserted fails to appoint the second arbitrator within 15 days after the first arbitrator is appointed by the Party asserting a claim, then the administering authority shall select the second and third arbitrators after expiration of the said 15 days;

     (2)  the seat of arbitration shall he Singapore; and

     (3)  the language to he used in the arbitral proceedings shall be English.

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13. FORCE MAJEURE

13.1 EFFECT OF FORCE MAJEURE

Neither Party shall be deemed to be in breach of this Agreement or otherwise liable to the other as a result of any delay or failure in the performance of its obligations under this Agreement if and to the extent that such delay or failure is caused by force majeure (as defined in clause 13.2) and the time for performance of the relevant obligation(s) shall be extended accordingly.

13.2 DEFINITION OF FORCE MAJEURE

For the purpose of this clause, "force majeure" means any circumstances not within the reasonable control of the Party concerned including, without limitation:

(A) any strike, lockout or other industrial action or any shortage of or difficulty in obtaining labour, fuel, raw materials or components; any destruction, permanent breakdown, malfunction or damage of or to any premises, plant, equipment (including computer systems) or materials;

(B) any action taken by a governmental or public authority of any kind, including, without limitation, not granting a consent, exemption, approval or clearance or imposing an embargo, export or import restriction, rationing, quota or other restriction or prohibition;

(C) any civil commotion or disorder, riot, invasion, war, threat of or preparation for war;

(D) any accident, fire, or explosion, (other than in each case, one caused by a breach of contract by or assistance of the party concerned) storm, flood, earthquake, subsidence, epidemic or other natural physical disaster.

13.3 OBLIGATIONS OF AFFECTED PARTY

A Party whose performance of its obligations under this Agreement is delayed or prevented by force majeure:

(A) shall immediately notify the other Party of the nature, extent, effect and likely duration of the circumstances constituting the force majeure;

(B) shall use all reasonable endeavours to minimise the effect of the force majeure on its performance of its obligations under this Agreement including the making of any alternative arrangements for resuming the performance of its obligations which may be practicable without incurring material additional expense; and

(C) shall, subject to clause 13.4, immediately after the cessation of the force majeure, notify the other party thereof and resume full performance of its obligations under this Agreement.

13.4 TERMINATION FOR FORCE MAJEURE

If any force majeure delays or prevents the performance of the obligations of either Party for a continuous period in excess of six months, the Party not so affected shall then be entitled to give notice to the affected Party to terminate this Agreement, specifying the date (which shall not be less than 30

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Business Days after the date on which the notice is given) on which termination will take effect. Such a termination notice shall be irrevocable, except with the consent of both Parties, and upon termination the provisions of clause 9.3 shall apply

14. FINAL PROVISIONS:

14.1 The Agreement shall be in the English language and all the documentation related hereto shall be in the English language.

14.2 This Agreement is the completed and unique agreement between the Parties. Some matters arising during the performance of this Agreement may be amended or supplemented or replaced by an Annex to this Agreement with the consent of all parties and such addition shall become an integral part of this Agreement.

              THIS SECTION OF THE PAGE IS INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement in a manner binding upon it as of the Effective Date set forth above.


STEVIA CORP.                                AGRO GENESIS PTE. LTD.


/s/ George Blankenbaker                     /s/ Dr. Sung Do Song
-------------------------------------       ------------------------------------
Authorised Signature                        Authorised Signature
George Blankenbaker                         Dr. Sung Do Song
President                                   Director

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